CODE OF ETHICS

Transamerica Asset Management, Inc.

Transamerica Funds

Transamerica Series Trust

Transamerica Capital, LLC

As of February 21, 2025

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

SECTION 1:   CODE OF ETHICS AT A GLANCE

This Code of Ethics Policy (the “Code”) has been adopted by Transamerica Asset Management, Inc. (“TAM”), Transamerica Funds, Transamerica Series Trust, and Transamerica Capital, LLC (“TCL”) (collectively, the “Company”). It is intended to comply with Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act. Additionally, this Code is meant to embody the spirit of the Transamerica Code of Conduct as well as the Aegon N.V. Code of Conduct.

The purpose of the Code is to ensure that you and the Independent Trustees apply high ethical standards in your daily performance and do not participate in activities which may lead to or give the appearance of conflicts of interest, insider trading, and other forms of prohibited or unethical business conduct.

The Code has been designed to ensure that you at all times:

●	comply with applicable federal securities laws;

●	place the interests of our Clients first;

●	conduct all personal trading consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and

●	do not use any material non-public information in securities trading.

The Code also establishes policies regarding protecting confidential Client information, gifts and entertainment, political contributions, and outside business activities. Definitions for terms used through the Code can be found in the Definition of Terms section in Appendix C at the end of the Code. Information on the administration of the Code and the retention of books and records can be found in Appendix A and Appendix B, respectively.

The administration of the Code, including the relevant reporting and pre-clearance requirements for TAM and TCL is completed through the Compliance Science, Inc. (“ComplySci”). Upon your employment with the Company, and once you are deemed subject to the Code, you will take part in an initial training session on the ComplySci system as well as periodically thereafter. If you have questions regarding any of the policies and procedures under the Code or the ComplySci system, please contact a Code of Ethics Administrator.

Adherence to this Code is a fundamental condition of employment, and we and Independent Trustees bear full responsibility for ensuring that we and members of our immediate families and persons within our households comply with the provisions and intent of this Code. Failure to satisfy the requirements under this Code could result in penalties up to and including termination. Only by careful adherence to the requirements outlined in the Code can we protect our reputation and avoid legal or regulatory actions.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

WHAT IS REQUIRED OF ME UNDER THE CODE?

☐ Comply with applicable law. (See pp. 3, 7)

☐ Behave consistently with the Company’s fiduciary obligations by putting Fund and Client interests first. See (pp. 7-8)

☐ Periodically acknowledge that you understand and have complied with the Code. (See p. 6)

☐ Report any potential Code violations. (See p. 8)

☐   If you are an Access Person, disclose all Covered Accounts (e.g., brokerage accounts), report your personal securities transactions in Reportable Securities, as well as those of your Immediate Family Members within your household, and pre-clear investments in Limited Offerings and Initial Public Offerings. (See pp. 16-17)

☐   If you are an Access Person who is required to pre-clear, you must pre-clear all personal securities transactions in Reportable Securities, including investments in Limited Offerings and Initial Public Offerings, except for De Minimis Transactions. (See p. 17-19)

☐ Disclose conflicts of interest. (See pp. 8-9)

☐ Report gifts and entertainment. (See pp. 21-24)

☐ If you are an Access Person, report political contributions. (See pp. 24-26)

☐ Report outside business activities. (See pp. 26-27)

WHAT AM I PROHIBITED FROM DOING UNDER THE CODE?

☐ Engaging in prohibited conduct. (See pp. 7-8)

☐ Insider trading. (See pp. 10-13)

☐ Communicating non-public information in violation of a duty of confidentiality. (See pp. 13-15)

☐ If you are an Access Person, executing personal securities transactions in Reportable Securities conducted through undisclosed Covered Accounts (e.g., brokerage accounts) (See p. 17)

☐ Giving gifts and entertainment to Officials of Government Entities, both domestic and foreign. (See p. 22- 23)

☐ Serving on a Board of Directors of a public company without pre-approval. (See p. 27)

☐ Running for public office without pre-approval. (See p. 26)

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Who is Subject to the Code?

CATEGORIES OF PERSONS SUBJECT TO THE CODE

The extent to which you are required to report and/or pre-clear under the Code depends upon your duties and responsibilities and the extent to which you have access to Fund and Client portfolio holding, transaction and activity information.

● Access Persons

○ All employees designated to TAM and Transamerica Fund Services

○ Transamerica (non-TAM) employees and investment personnel who have access to TAM/Fund systems, non- public Fund information

● Access Persons who Pre-Clear personal securities transactions

○ All members of the TAM Investment Management and Product Management Teams

○ Transamerica (non-TAM) employees and investment personnel who have access to TAM/Fund systems, non- public Fund information, and portfolio holdings information of the Funds

○ Any other individuals designated by the TAM Chief Compliance Officer (“CCO”)

● TCL Access Persons

○ Employees designated to TCL who have access to TAM/Fund systems, non-public Fund information

● TCL Supervised Persons

○ Any other employees designated to TCL as assigned by the TAM CCO and TCL CCO

● Trustees of the Funds

● If you are not in any of these groups, you are considered a Supervised Person

WHAT IF I AM A FUND TRUSTEE?

If you are an Independent Trustee or Outside Trustee, you are subject to standards of conduct (See pp. 7-8); insider trading (See pp. 10-13); and the sections under Personal Securities Transactions – What Reports are Required if I am an Independent Trustee of the Funds or What Reports are Required if I am an Outside Trustee of the Funds (See pp. 19-20.)

WHAT IF I AM AN EMPLOYEE DESIGNATED TO TCI?

Employees designated to TCL that are subject to the Code are classified as either a TCL Access Person or TCL Supervised Person. As the principal underwriter and distributor for Transamerica Funds and Transamerica Series Trust, TCL is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”). As such, sections 3, 7, 8 & 9 of the Code are administered directly by TCL in accordance with TCL’s Written Supervisory Procedures pursuant to FINRA Rules. The reporting requirements for employees designated to TCL are detailed on page 6.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

What are my Reporting Requirements under the Code?

ACCESS PERSONS WHO PRE-CLEAR

● Conflicts of Interest Questionnaire – annually

● Personal transactions and holdings in Reportable Securities and TAM Funds – quarterly

● Personal transactions except De Minimis Transactions– pre-clear

● Personal holdings disclosure – annually

● Personal brokerage (Covered Account) disclosure – quarterly, annually

● Gifts – quarterly and pre-clear in certain circumstances

● Entertainment – quarterly and pre- clear in certain circumstances

● Political Contributions – quarterly and pre-clear in certain circumstances

● Outside Business Activities – quarterly and pre-clear

● Code of Ethics Certification – annually

ACCESS PERSONS

● Conflicts of Interest Questionnaire – annually

● Personal transactions and holdings in Reportable Securities and TAM Funds – quarterly

● Personal Reportable Securities holdings disclosure – annually

● Personal brokerage (Covered Account) disclosure – quarterly, annually

● Gifts – quarterly and pre-clear in certain circumstances

● Entertainment – quarterly and pre- clear in certain circumstances

● Political Contributions – quarterly and pre-clear in certain circumstances

● Outside Business Activities – quarterly and pre-clear

● Code of Ethics Certification – annually

SUPERVISED PERSONS

● Conflicts of Interest Questionnaire – annually

● Gifts – quarterly and pre-clear in certain circumstances

● Entertainment – quarterly and pre- clear in certain circumstances

● Outside Business Activities – quarterly and pre-clear

● Code of Ethics Certification – annually

TCL SUPERVISED PERSONS

● Personal transactions and holdings in the Transamerica Funds – quarterly, annually

● Code of Ethics Certification – annually

INDEPENDENT TRUSTEES

● Personal transactions affirmation – quarterly, annually

● Personal brokerage (Covered Account) disclosure – quarterly, annually

● Code of Ethics Certification — annually

OUTSIDE TRUSTEES

● Personal transactions and holdings in Reportable Securities and TAM Funds– quarterly

● Personal Reportable Securities holdings disclosure – annually

● Personal brokerage (Covered Account) disclosure – quarterly, annually

● Code of Ethics Certification — annually

TCL ACCESS PERSONS

● Personal transactions and holdings in Reportable Securities and TAM Funds – quarterly

● Personal Reportable Securities holdings disclosure – annually

● Personal brokerage (Covered Account) disclosure – quarterly, annually

● Code of Ethics Certification – annually

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

SECTION 2:   STANDARDS OF CONDUCT AND FIDUCIARY PRINCIPLES

We are all responsible for maintaining the highest ethical standards when conducting business. In keeping with these standards, we should adhere to the spirit as well as the letter of the law.

This Code is designed to help ensure that our actions are consistent with these high standards. Investment advisers are fiduciaries who owe their undivided loyalty to their clients. Investment advisers are trusted to represent their clients’ interests, and advisers must hold themselves to the highest standard of fairness in all such matters.

TAM employees or Independent Trustees owe a fiduciary duty to our Clients to conduct our affairs, including personal securities transactions, in such a manner as to avoid:

●	putting our personal interests ahead of our Clients;

●	taking inappropriate advantage of our position with the Company; and

●	any actual or potential conflicts of interest or any abuse of our position of trust and responsibility.

The Code also is designed to protect you in your role as an employee from possible sanctions and litigation. Adherence to the Code is a basic condition of employment. Whether or not a specific situation is addressed, you must conduct yourself in accordance with its general principles and in a manner that is designed to avoid any actual or potential conflicts of interest. Failure to comply could result in disciplinary action, up to and including termination.

GUIDING PRINCIPLES

In performing your duties, you should keep in mind the following principles:

●   Place the interests of our Clients first;

●   Do not use knowledge of transactions by a fund or Client for your own profit or advantage, or, directly or indirectly, take inappropriate advantage of your position with any Fund or Client;

●   Conduct all personal trading consistent with the code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility;

●   Do not share confidential information regarding the actual or contemplated portfolio holdings and transactions of the Funds and Clients; and

●   Do not accept any special favors, benefits or preferential treatment with any Fund or Client, except for the usual and ordinary benefits provided directly by TAM.

What Kind of Conduct is Prohibited?

You may not, in connection with the purchase or sale of a Reportable Security directly or indirectly held or to be acquired by a Client:

●	defraud the Client in any manner;

●	mislead the Client, including by making any untrue statement of a material fact or making a statement that omits materials facts;

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

●	engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon the Client;

●	engage in any manipulative practice with respect to the Client; or

●	engage in any manipulative practice with respect to securities, including price manipulation.

How does the Code Apply to Me?

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for your daily conduct. In those situations where you may be uncertain as to the intent or purpose of the Code, please consult TAM Compliance.

It is important that you promptly report violations or potential violations of the Code to the CCO or the Code of Ethics Administrators. Alternatively, you may report anonymously to the SHARE Line. See Appendix D for contact information.

Nothing in this Code is intended or should be understood to prohibit or otherwise discourage certain disclosures of confidential information protected by “whistleblower” laws to appropriate government authorities. Transamerica will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures.

The CCO has the authority to grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our Clients will not be adversely affected or compromised. Additionally, all questions arising in connection with personal securities trading should be resolved in favor of the Client even at the expense of the interests of employees.

SECTION 3:  CONFLICTS OF INTEREST

Conflicts of interest may arise at any time given the dynamic environment in which the Company conducts business. One factor that defines a conflict of interest is the possibility that your decisions will be affected because of actual or potential differences among the interests of TAM, the Funds, or Clients and your personal interests.

The Company’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest.

However, the Code does not attempt to identify all possible conflicts of interest, and literal compliance with the Code does not shield you, as an employee, or the Company from liability.

Therefore, you must use good judgment in identifying and responding appropriately to actual or apparent conflicts.

You should promptly report to TAM Compliance any situation or transaction involving an actual or potential conflict of interest. TAM Compliance will determine

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

whether a conflict of interest exists and will prescribe any required mitigating actions.

Do Conflicts Exist Between the Company, Employees, and Clients?

Conflicts of interest may exist between various individuals and entities, including the Company, employees, and current or prospective Clients, Funds and/or Fund shareholders. Failure to identify or properly address a conflict can have severe negative repercussions for TAM, employees, and/or Funds and Fund shareholders. In some cases, the improper handling of a conflict could result in litigation and/or disciplinary action.

Conflicts of interest that involve TAM and/or employees on one hand, and Clients on the other hand, will generally be fully disclosed and/or resolved in a way that favors the interests of Clients over the interests of TAM and its employees. If you believe that a conflict of interest has not been identified or appropriately addressed, you should promptly bring the issue to the attention of TAM Compliance.

Do Conflicts Exist Among the Funds?

In some instances, conflicts of interest may arise between Funds. Responding appropriately to these types of conflicts can be challenging and may require robust disclosures if there is any appearance that one or more Funds have been unfairly disadvantaged. You should notify TAM Compliance promptly if it appears that any actual or apparent conflict of interest between Funds has not been appropriately addressed.

Am I Required to Certify to Disclosing Conflicts of Interest?

You will be asked upon initial employment and annually thereafter to complete and submit to TAM Compliance a Conflict of Interest questionnaire aimed at identifying and documenting any actual or potential conflicts of interest. TAM Compliance will investigate any potential conflicts and the CCO will work with employees to mitigate actual conflicts that are identified.

Are Sub-Advisers to the Funds Required to Report Conflicts of Interest?

On a quarterly basis, Sub-Advisers will report any new conflicts of interest that may have arisen during the previous quarter as part of their quarterly compliance reporting. TAM Compliance will work with the Sub-Advisers to address and mitigate conflicts of interest that materially impact the Funds.

Does the CCO Report Conflicts to the Fund Boards?

Advisers have a duty to disclose all potential or actual material conflicts of interest to Clients. Annually, the CCO will report to the Boards disclosing any potential or material conflicts of interest of those individuals covered by the Code. On a quarterly basis, the CCO will make a report to the Boards regarding any potential or actual conflicts of interest disclosed by Sub-Advisers pursuant to their quarterly compliance reporting obligations.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

SECTION 4:  PROHIBITION AGAINST INSIDER TRADING

You may not engage, directly or indirectly, in any transaction (either a Personal Securities Transaction or a transaction for a Client or a third party) involving the purchase or sale of any security, including any securities issued by Aegon N.V., if you are aware of “material” “non-public” information about that company. You also may not communicate material non-public information to others in violation of the law.

What is Insider Trading?

Insider trading is the acquiring or disposing of financial instruments while in possession of material non-public information, or improperly communicating that information to others. Criminal sanctions for insider trading may include fines and/or imprisonment. The SEC can recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit windfall and/or issue an order permanently barring you from the securities industry. Finally, you, independent trustees, and the Company may be sued by investors seeking to recover damages for insider trading violations.

What Information is Material?

Information is “material” where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information which will have a substantial effect on the price of a company’s securities.

Examples of potentially material information include:

●	Quarterly and year-end earnings and significant changes in financial performance, outlook or liquidity;

●	Changes in debt ratings;

●	Projections that significantly differ from external expectations;

●	Stock splits, public or private securities offerings, or changes in dividend policies or amounts;

●	Significant developments involving corporate relationships;

●

Proposals, plans or agreements, even if preliminary in nature, of a pending or proposed merger, acquisition, divesture, recapitalization, strategic alliance, licensing arrangement or purchase or sale of substantial assets;

●	Actual or threatened major litigation or developments relating to the resolution of such litigation;

●	Events having a significant regulatory effect or involving significant regulatory intervention;

●	Events that may result in the creation of a significant reserve or write-off or other significant adjustment to a company’s financial statements; and

●	Significant changes in senior management.

You also should be aware of the SEC’s position that the term “material non-public information” relates not only to issuers, but also TAM’s Client securities holdings and transactions.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

When is Information Non-Public?

Information is “non-public” when it is not known or available to the public. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. Information become “public” when:

●	it is disclosed in a way designed to achieve broad dissemination to the investing public generally, without favoring any special person or group; and

●	there has been adequate time for the public to digest that information.

For example, information is public after it has become broadly available through a public filing with the SEC or some other government agency, the Dow Jones “tape”, or The Wall Street Journal, or Twitter, or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely. Limited disclosure, as for example, on a private wire service for institutional investors, is not sufficient.

Who is an Insider?

Anyone can become an insider upon receiving material non-public information. The concept of “insider” is broad. It includes principles, associates, and employees of a company. A person can be a temporary insider if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purpose.

Additionally, courts have found both “tippers” – an insider who gives an outsider material non-public information – and “tippees” – an outsider who trades on the information, who knew or should have known that the information was insider information –can be liable of insider trading.

Is Insider Trading Limited to Stock Trades?

No. Insider trading can include transactions in all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities.

Can Information from Sub-Advisers be considered Non-Public Information?

Yes. The Sub-Advisers to the Funds may possess material non-public information. You are prohibited from trading on, or improperly utilizing, material non-public information obtained from Sub-Advisers. Access to such information could come as a result of, among other things:

●	Dividend or earnings announcements

●	Write-downs or write-offs of assets

●	Additions to reserves for bad debts or contingent liabilities

●	Expansion or curtailment of company or major division operations

●	Merger or joint venture announcements

●	New product or service announcements

●	Discovery or research developments

●	Criminal, civil, and government investigations and indictments

●	Pending labor disputes

●	Debt service or liquidity problems

●	Bankruptcy or insolvency problems

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

●	Tender offers, stock repurchase plans, recapitalization, etc.

Individuals with access to material non-public information may have an incentive to disclose the information to you due to the potential for personal gain and the creation of additional conflicts of interest that the Company may not be able to mitigate. You should be extremely cautious about investment recommendations, or information about issuers, received from the Funds’ Sub-Advisers. You should consult TAM Compliance if there is any appearance that the recommendations or information are based on material non-public information.

May I Disclose Fund Information?

You may not share non-public information about investment strategies, trading, and Fund/Client holdings with third parties except as is necessary to implement investment decisions and conduct other legitimate business.

You also may not disclose proposed or pending trades or other sensitive information to any third party without the approval of TAM Compliance.

Additionally, you should be careful when disclosing the composition of any Fund portfolios without obtaining consent from TAM Compliance.

HOW DO I PROTECT MYSELF FROM INSIDER TRADING?

Before executing any trade for yourself or others, you must determine whether you have access to material non-public information as described above. Ask yourself the following questions:

1.  Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

2.  Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If you think that you might have access to material non-public information, you should take the following steps:

1.  Report the information to TAM Compliance.

2.  Do not purchase or sell the financial instruments of or related to the issuer on behalf of yourself, Clients or any third party.

3.  Do not communicate the information inside or outside the Company, other than to TAM Compliance.

4.  Do not conduct research, trading, or other investment activities relating to the material non- public information until TAM Compliance determines an appropriate course of action.

After TAM Compliance has reviewed the facts and circumstances, it will determine whether the information is material and non-public and, if so, what action should be taken. The CCO may consult with outside counsel in this regard.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

The inclusion of information regarding any of the Funds’ portfolio holdings in marketing materials or Transamerica’s website is subject to approval in accordance with the Funds’ marketing and advertising policies and procedures.

Requests for information regarding a Fund’s holdings from outside individuals or entities should be forwarded to TAM Compliance, who will consider, among other things, the timeliness and sensitivity of the information and the Funds’ policies and procedures. Exceptions to the disclosure of portfolio holdings may only be granted by the CCO in accordance with the policies as stated in the Funds’ Statement of Additional Information (“SAI”).

Should I Discuss Market Rumors?

You may not knowingly circulate false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity. Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws.

This policy is not intended to discourage or prohibit appropriate communications between you and other market participants and trading counterparties.

SECTION 5:   PROTECTING THE CONFIDENTIALITY OF CLIENT INFORMATION

What is “Confidential Client Information”?

In the course of your daily activities, you gain access to non-public information about Clients. Such information may include:

●	a person’s or entity’s status as a Client or investor;

●	personal financial and account information;

●	the allocation of assets in a Client portfolio;

●	the composition of investments in any Client portfolio;

●	information relating to services performed for or transactions entered into on behalf of Clients; and

●	advice provided by the Company to Clients and data or analyses derived from such non-public personal information (collectively, referred to as “Confidential Client Information”).

All Confidential Client Information, whether relating to the Company’s current or former Clients, is subject to the Code’s policies and procedures.

When is Disclosure of Confidential Client Information Allowed?

You may only disclose information when the disclosure is consistent with the Company policy and at Client direction. The Company does not share Confidential Client Information with any third parties, except in the following circumstances:

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

●

As necessary to provide service that the Client requested or authorized, or to maintain and service the Client’s account. The Company will require that any financial intermediary, agent or other service provider utilized by the Company (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by the Company only for the performance of the specific service requested by the Company.

●	As required by regulatory authorities or law enforcement officials who have jurisdiction over the Company, or as otherwise required by any applicable law.

●	To the extent reasonably necessary to prevent fraud, unauthorized transactions, or liability.

●	For the Funds, in accordance with the Portfolio Holdings Disclosure Policy.

What is My Responsibility regarding Confidential Client Information?

You are prohibited, both during and after the termination of your employment with the Company, from disclosing Confidential Client Information to any person or entity outside the Company, including family members, except under the circumstances described above.

You are permitted to disclose Confidential Client Information only to such other employees who need to have access to such information to deliver the Company’s services to the Client.

You also are prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of your employment with the Company, you must return all such documents to the Company.

If you violate your duty to protect Confidential Client Information you will be subject to disciplinary action, including possible termination, regardless of whether you benefited from the disclosed information.

SECTION 6:   PERSONAL SECURITIES TRANSACTIONS

You and your Immediate Family Members sharing your house-hold are required to report all your Covered Accounts (e.g., brokerage accounts) and all transactions in Reportable Securities within those Covered Accounts. If you have been designated an Access Person required to pre-clear, you also must pre-clear personal securities transactions in Reportable Securities, as well as those of your Immediate Family sharing your household. In conducting your personal investment activities, you as an Access Person are required to:

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

●	Place the interests of Clients first at all times;

●	Conduct all personal securities transactions in such manner as to avoid any actual or potential conflicts of interest or any abuses of your position of trust and responsibility;

●	Not take inappropriate advantage of your position; and

●	Not use your knowledge of transactions in Client accounts advised by the Company to profit by the market effect of these transactions.

WHO IS REQUIRED TO REPORT PERSONAL HOLDINGS AND PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS?

The extent to which you are required to report and/or pre-clear depends upon your duties and responsibilities and the extent to which you have access to Client holdings information.

●   If you are designated an Access Person, you are required to report all of your personal securities transactions and holdings in Reportable Securities, as well as those of your Immediate Family sharing your household. You are also required to pre-clear transactions in Limited Offerings and Initial Public Offerings.

●   If you are a member of the Investment Management, Product Management Teams and Access Persons specifically designated by the CCO, you will also be required pre-clear and report all your personal securities transactions and holdings in Reportable Securities, as well as those of your Immediate Family sharing your household.

● Independent Trustees and Outside Trustees of the Funds need only to report transactions in Reportable Securities under circumstances described in this section of the Code.

TAM Compliance will monitor employee trading to ensure that the principles of the Code are being upheld. Therefore, even if you are complying with the literal provisions of the Code, you may be sanctioned for improper trading activities. The CCO, in his/her discretion, may waive compliance with any particular provision of this Code if necessary or appropriate to avoid an unjust result.

REPORTING OF PERSONAL SECURITIES HOLDINGS

Initial Holdings Report: no later than 10 calendar days after you become an Access Person, you must submit to TAM Compliance an initial holdings Reportable Securities report (which must be current as of a date no more than 45 days prior to the date the person became an Access Person).

Quarterly Transactions Report: Within 30 calendar days after the end of each calendar quarter, as an Access Person, you must submit a quarterly transaction report with respect to any transaction during the quarter in a Reportable Security in which you had any direct or indirect beneficial ownership.

Annual Holdings Report: At least annually, generally as of December 31st, you must as an Access Person submit within 30 days after year end an annual Reportable Securities holdings report. Information must be current as of a date no more than 45 days before the report is submitted.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Are there Exceptions to Reporting?

You do not need to report the following:

●	Transactions in any account over which the Access Person had no direct or indirect influence or control (i.e., Managed Accounts);

●	Any transactions effected pursuant to an Automatic Investment Plan such as a rebalance program;

●	Any transactions effected pursuant to a systematic withdrawal plan;

●

Transactions where duplicate account statements or broker trade confirmations are provided through electronic feed to TAM Compliance, so long as such confirmations or statements are received no later than 30 days after the end of the applicable calendar quarter; and

●	Transactions where you already submit reports otherwise required relating to personal securities transactions under the Funds’ principal underwriter code of ethics.

What if I Open a New Account?

As an Access Person, you must promptly report any new Covered Account for yourself, your spouse, domestic partner, child or any other Immediate Family Members sharing your household. Until the account has been reported, no personal securities transactions can occur within the account.

TAM Compliance will send a standard letter to US broker-dealer(s) or bank(s), requesting duplicate statements and confirmations. However, it is your responsibility to ensure that duplicate statements and confirmations are provided promptly.

What Kind of Holdings Should I Report?

As an Access Person, you are required to report all personal securities holdings (i.e., Reportable Securities) on a quarterly basis except for the following:

●	Direct obligations of the US Government;

●	Money market instruments: bankers’ acceptances, bank certificates of deposit (CDs), commercial paper, and high-quality short-term debt instruments (including repurchase agreements);

●	Money market mutual funds;

Which Accounts Should I Report?

As an Access Person, you are required to report all Covered Accounts (e.g., brokerage accounts) with which you, your spouse, domestic partner, child or any other Immediate Family Member who share your household have Beneficial Ownership or interests.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

COVERED ACCOUNTS
A Covered Accounts is any account in which any Reportable Securities are held, or the account can hold Reportable Securities for the direct or indirect benefit of such Access Person. Examples include:

Brokerage Accounts	Managed Accounts	Employee Stock Compensation Plans

Fund Accounts	Directly Held Securities	UTMAs or UGMAs

401(k) Accounts	Directed Health Savings Accounts	Wrap Accounts
IRAs – including Roth, SEP, SIMPLE and Inherited		529 Accounts, in which you direct investments or invest in Funds

●	Mutual funds that are not TAM Funds; and

●	Unit investment trusts that are invested exclusively in non-TAM Funds.

Short-Term Trading: How Long Must I Hold Reportable Securities after Purchase?

As an Access Person and Access Person who Pre-Clears, you must hold all Reportable Securities for 30 days after purchase. Holding period determinations will be based on the last-in, first-out (LIFO) method. This standard also applies to derivative securities related to the Reportable Security. This holding period requirement is meant to prohibit short-term and speculative trading.

However, exceptions to the holding period include:

●	Transactions in which you do not exercise influence or control over the reportable security (i.e., Managed Accounts);

●	Transactions in ETFs;

●	Securities received as a gift or inheritance that cannot be matched to another transaction effected within 30 days;

●	Involuntary actions such as vested employer stock awards, dividend reinvestment, or other corporate actions;

●	Cashless exercise of employer stock options; and

●	Transactions automatically enacted due to the utilization of a stop-loss order strategy, when that strategy has been communicated in advance to TAM Compliance.

Who is Required to Pre-Clear Transactions?

Members of the Investment Management Team, Mutual Fund Product Management Team and Access Persons specifically designated by the CCO or his/her delegate will be required to pre-clear all transactions in Reportable Securities.

All Access Persons are required to pre-clear transactions in Limited Offerings and Initial Public Offerings.

In determining individuals required to pre-clear transactions in Reportable Securities, the CCO or his/her delegate will consider various factors including, but not limited to, the individual’s job responsibilities, access to information, and/or trading patterns observed in quarterly transaction reports.

How Long is a Pre-Clearance Valid?

If a pre-clearance transaction is not executed by the end of the business day following the date on which pre-clearance is granted, the pre-clearance will expire, and the pre-clearance request must be made again unless otherwise indicated by TAM Compliance.

Are there Blackout Periods or Restricted Lists?

If you are an Access Person who submits pre-clearance requests, you may not transact in Reportable Securities or Funds during blackout periods or when on a restricted list.

●	TAM Compliance will provide instructions regarding blackout periods.

●	TAM Compliance will inform Access Persons when a Reportable Security or

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Fund has been restricted from purchase and/or sale.

●	You must use caution when transacting in any Reportable Security when you have knowledge of a pending or recent Client transaction involving the issuer of the Reportable Security.

De Minimis Transactions: are Smaller Transactions Excluded from Short-Term Trading Restrictions or Blackout Period Requirements?

There is a limited exclusion applied for De Minimis transactions in equity securities in that they are not subject to the Short-Term Trading or Blackout Period requirements as described above. De Minimis Transactions are otherwise subject to the reporting requirements of the Code.

A “De Minimis Transaction” is a personal trade that meets one of the following conditions: A single transaction in an equity security with a value equal to or less than US $10,000 (or the local country equivalent) or multiple transactions in equity securities within a five (5) business day window following the initial trade date (i.e., initial trade date plus five subsequent business days) that have an aggregate value equal to or less than US $10,000. For the avoidance of doubt, options on equity securities are not eligible for the De Minimis Transaction exemption.

What if I hold Aegon Ltd stock?

If you are an Access Person who is deemed to be a material risk taker by Transamerica, you are prohibited from purchasing or selling

Aegon Ltd. securities, including debt instruments, or exercising stock options or stock appreciation rights during designated blackout periods.

●	Blackout periods begin at least 30 calendar days before the publication of the half and full year Aegon Ltd. results.

●	You are permitted to trade during the open periods provided you are not in possession of material non-public information.

●	Trading restrictions are lifted the day following the public announcement, unless instructed otherwise by the Group Compliance Officer of Aegon N.V.

May I Trade on Material Non-Public Information if I Pre-Clear with TAM Compliance?

By seeking pre-clearance, you are attesting that you understand that the proposed trade:

●	Is not influenced by any non-public information that is proprietary or confidential to TAM or our clients;

●	Does not create any conflict with TAM’s responsibilities to its clients; and

●	Is lawful.

Under specific circumstances as permitted by Rule 10b5-1 under the Exchange Act, you may be permitted to effect pre-planned trading in securities about which you possess material non-public information. This requires you to report and coordinate with TAM Compliance to document and show that trades are not based on any material non-public Information. A 10b5-1 plan must be established in good faith prior to the receipt

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

of material non-public information, must define specific trading parameters that will be followed consistently, and must be implemented by a third party. A 10b5-1 plan cannot be established without written pre-approval from TAM Compliance.

Are there Exceptions to Trading Restrictions?

In cases of hardship, the CCO may grant an exception (or waiver) to the personal trading restrictions of the Code. The decision will be based on a determination that a hardship exists and the transaction for which the exception (or waiver) is requested would not result in a conflict with our Clients’ interests or violate any other policy embodied in the Code.

Is My Reporting and Transaction Information Kept Confidential?

All personal securities transactions and holdings reports will be reviewed by TAM Compliance. The records and reports created or maintained pursuant to the Code are intended solely for internal use and are confidential unless required to be disclosed to a regulatory or governmental agency.

What Reports are Required if I am an Independent Trustee of the Funds?

Independent Trustees of the Funds are presumed to be Access Persons. However, Independent Trustees are not subject to the same reporting, pre-clearance, or trading requirements as Access Persons.

Independent Trustees of the Funds are not subject to the reporting requirements except to the extent an Independent Trustee knew or, in the ordinary course of fulfilling his or her duties as a Trustee, should have known that during the fifteen (15) days immediately before or after the Independent Trustee’s transaction in a Reportable Security, a Fund purchased or sold the Reportable Security, or a Sub-Adviser considered purchasing or selling the Reportable Security for a Fund.

Independent Trustees will be asked to affirm annually that they have read and understand the Code as it pertains to them.

What Reports are Required if I am an Outside Trustee of the Funds?

Outside Trustees of the Funds are presumed to be Access Persons. Outside Trustees are required to report Covered Accounts and comply with the Reportable Securities reporting requirements noted in the table on Page 17 [see Reporting of Personal Securities Holdings].

Outside Trustees will be asked to affirm annually that they have read and understand the Code as it pertains to them.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

SECTION 7:   GIFTS AND BUSINESS ENTERTAINMENT

You are prohibited from giving or receiving things of value that are designed to improperly influence the recipient or giver.

You should avoid doing anything that suggests that the Company’s business decisions may be influenced by any irrelevant or inappropriate consideration, whether illegal (such as kickbacks and bribes) or legal but unprofessional (such as inappropriate favors and gifts).

You should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence your decision-making or make you feel beholden to a person or firm. Similarly, you should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a Client feel beholden to the Company.

You may generally give and receive gifts and entertainment, so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to improperly influence the recipient. Therefore, gifts and entertainment must always be reasonable, appropriate, and proportionate for the business occasion; modest and infrequent; and given or received in good faith. Please note that the receipt of any gifts and entertainment may constitute a violation under Section 17(e)(1) of the Investment Company Act if its receipt could be viewed as compensation for the purchase or sale of any property to or for TAM.

What Gifts may I Give or Accept?

In general, you may give or accept gifts that do not exceed the annual aggregate amount of USD $100, without seeking pre-approval from TAM Compliance. You must be mindful that some Clients (or prospective clients) (e.g., ERISA Clients) may be subject to additional regulatory restrictions or prohibitions on the acceptance of gifts or entertainment and may have to comply with related disclosure requirements. Therefore, you should inquire about any restrictions or disclosure requirements, prior to giving any gifts (or providing business entertainment).

The giving (or accepting) of all gifts and business entertainment must be reported and logged promptly. Please contact TAM Compliance for reporting details.

What Constitutes a Gift?

A “gift” can be anything of value you offer to or accept from another individual or organization. Gifts can include goods or services, discounts or special deals on those goods and services not offered to the public, gift baskets, wine and food items, the use of residences or vacation homes, and tickets to events in which the provider does not attend. Gifts in this context include items that are accepted from, or given to, any person in connection with a current or prospective business relationship with the Company or Clients.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Trinkets or promotional items bearing a logo, such as golf balls, shirts, duffle bags, towels and pens, do not count toward the $100 limit as long as they are nominal in value. However, any item valued at $50 or more is considered a gift and is required to be reported.

What does Not Constitute a Gift?

These rules do not apply to gifts of a personal nature, such as wedding gifts or congratulatory gifts for the birth of a child, provided that such gift came from an individual and the individual was not reimbursed or otherwise compensated by the Client.

This policy does not apply to gifts or charitable donations made by you outside the scope of your responsibilities with the Company.

What is Business Entertainment?

Business entertainment includes any event, meal or activity whose primary purpose is business and is offered by and attended by a person who has (either directly or through their employer or affiliate) a current or prospective business relationship with the Company. This also includes instances where you are offering the event, meal, or activity on behalf of a current or prospective Client or vendor.

May I Provide Business Entertainment?

You may provide business entertainment as long as it is appropriate and reported to TAM Compliance. Business entertainment provided to a current or a prospective Client or vendor will be overseen by your supervisor through the expense reporting and approval process. If you anticipate that the business entertainment will exceed $100 per person, you will need to obtain pre-approval from TAM Compliance.

What Business Entertainment may I Receive?

You may attend business meals, sporting events, theater, and other entertainment events at the expense of a giver as long as the entertainment is not lavish or extravagant in nature and is not otherwise intended to unduly influence the Company or Client. If the estimated cost or value of the business entertainment you receive is expected to exceed $300 per person, you will need to obtain pre-approval from TAM Compliance ahead of the event.

What Business Entertainment Requires Pre-Approval?

You must seek pre-approval from TAM Compliance following types of business entertainment:

●	If you are attending business-related events with an expected value in excess of $300 per person; and

●	If you have received entertainment twice or more in a month from the same individual or company.

May I Provide Gifts and Entertainment to Unions and Union Officials?

You are required to report any gifts or entertainment you provide to labor unions or union officials, regardless of value. This is because special reporting rules apply when the Company or employees furnish any gift

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

or entertainment in excess of USD $250 in any calendar year to labor unions, union officials, agents or consultants of a Taft-Hartley plan.

May I Give Gifts or Provide Entertainment to Domestic or Foreign Governments and “Government Instrumentalities”?

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government, or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe.

You are strictly prohibited from giving anything of value, including gifts and entertainment, to any government official (foreign or domestic).

Consult with TAM Compliance if you have any questions as to whether gifts or entertainment are subject to this policy or questions regarding government officials.

May I give Gifts and Entertainment to ERISA Plan Fiduciaries?

You and the Company are prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, you must report to TAM Compliance all gifts and entertainment that you have provided to ERISA plan fiduciaries.

COMMON GIFT AND ENTERTAINMENT QUESTIONS

● You may not accept tickets to sporting, cultural, or other events at which the host is not present.

●   Gift baskets, wine, food items, clothing, merchandise, and any other items over $100 in market value given to individuals or groups must be shared by the group and reported in ComplySci, or otherwise returned to the provider. Individual acceptance of any such gifts is prohibited.

● You should not accept gifts or entertainment for the benefit of non-employees (e.g., family members).

● Gifts that do not comply with guidelines or lavish gifts must be returned.

● Gift cards, gift certificates, and other cash equivalents must be returned to the provider. .

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

SECTION 8:   POLITICAL CONTRIBUTIONS

You may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, those reasons must be weighed against the requirements placed upon the Company and the fiduciary duty that is owed to Clients.

Political contributions by you and the Company have the potential to be construed as payments to influence Government Officials’ awards of advisory contracts. “Pay to play” practices distort the process by which advisers are selected, leading to possible higher fees or inferior services. Indeed, “pay to play” practices are inconsistent with the high standards of ethical conduct required of you and the Company.

The SEC’s political contribution regulation, known as the “pay to play” rule, limits contributions by you and the Company to help ensure that adviser selection is based on the merits, not the amount of money given to a particular candidate for office, while respecting the rights of industry participants to participate in the political process. In addition, the Company is subject to a variety of federal, state, and local restrictions regarding political contributions.

If you or the Company violate the “pay to play” rules, the Company would be prohibited from providing investment advisory services for compensation to a Government Entity within two years after a contribution to a Government Official of the

Government Entity is made by you or the Company.

This policy applies to you and the Company to the extent that the Company solicits business from a Government Entity, such as by responding to a request for proposal or communicating with the Government Entity regarding that Entity’s formal selection process for investment advisers.

What Kinds of Political Contributions are Prohibited?

You may not make a political contribution when the solicitation or request for such contribution implies that continued or future business with the Company is conditioned on making such contributions.

You and the Company are prohibited from making political contributions to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes.

You also should not make contributions that create the appearance that the Company stands to benefit in its business relations because of your contribution.

You are prohibited from making political or charitable contributions for the purpose of obtaining or retaining potential or existing Clients.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

What Kinds of Political Contributions are Permitted?

●

Personal contributions of $150 per election in which you are not eligible to vote, or $350 per election if you are eligible to vote in the election. Note that for purposes of calculating these contributions, primary and general elections are considered to be separate elections.

●

Charitable donations to legitimate not-for-profit organizations, even at the request of an Official of a Government Entity are permissible. Donations by you or TAM to charities with the intention of influencing such charities

WHAT POLITICAL CONTRIBUTIONS DO I REPORT AND PRE-CLEAR?

You are required to report all political contributions you make.

You must seek pre-clearance from TAM Compliance if you are considering making a:

● Political contribution to any state or local Government Entity, Official, candidate, political party or Political Action Committee.

☑  Note: You do not have to pre-clear contributions to national political candidates, parties, or action committees as long as the recipient is not otherwise associated with a state or local political office.

● Cash donation, as well as substantive donations of Company resources, such as the use of conference rooms or communications systems.

If pre-clearance is granted, it is valid for seven days before and after the intended contribution date. Any contributions outside of this date range require re-approval.

to become or remain Clients or Investors are strictly prohibited.

●

Political activities such as express support for candidates, volunteering, making speeches or other related conduct. A donation of time by any individual is not considered to be a contribution provided that the Company has not solicited the individual’s efforts. This Policy is not intended to impinge on the wide range of expressive conduct available in connection with elections.

Can I Return Contributions that I Made in Violation of the Code?

If you made a contribution in violation of the policy, contact TAM Compliance promptly.

If you made a contribution in excess of the $150 in an election where you are not eligible to vote, you may return the contribution

●	as long as the contribution is less than $350,

●	is discovered within four months of being given, and

●	is returned within 60 days of being discovered.

This option is available to the Company no more than three times per calendar year. Notwithstanding this, it can only be used once for any particular employee, irrespective of the period of time that passes between returned contributions.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

What if I would like to Run for Public Office?

You must obtain written pre-approval from TAM Compliance prior to running for any public office. You may not hold a public office if it presents any actual or apparent conflict of interest with Company business activities.

Does this Policy Apply to New Employees and Applicants for Employment?

As a new employee to the Company, you will be required to report past political contributions for a period of the prior two years if you are involved in the solicitation of Clients or investors, or for a period of the prior six months if you are not involved in the solicitation of Clients or investors.

Applicants for employment may also be required to report and complete a certification regarding their political contributions when they apply for a position with the Company. In deciding whether to hire an applicant, the Company will be entitled to consider, based on the applicant’s responses to the certification, whether hiring the applicant would affect the relationship between the Company and a Government Entity and or/limit the Company’s ability to pursue a client relationship with a Government Entity.

What Reporting Obligations Apply to TAM?

Any political contribution by TAM must be pre-cleared by TAM Compliance, irrespective of the proposed amount or recipient of the contribution. The CCO will work with TAM’s CEO/President to ensure that the TAM complies with the “pay to play” rules and this policy, and to document that compliance appropriately. Annually, TAM Compliance will request the CEO/President of TAM to certify the compliance with the policy.

SECTION 9:   OUTSIDE BUSINESS ACTIVITIES

You must avoid engaging in outside business activities that conflict with your duties to the Company. This includes securities related and non-securities related activities in which you are employed by, formally associated with, and/or accept compensation from directly or indirectly any entity (including non-profit organization) or individual.

Why do I have to Report Outside Business Activities?

Certain types of outside business activities may cause a conflict of interest or an appearance of a conflict of interest. There is no absolute prohibition on you participating in certain outside activities such as charitable foundations and endowments, provided your participation does not present a conflict of interest and you comply with the Code. However, as a practical matter there may be

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

circumstances in which it would not be in the Company’s best interest to allow you to participate in activities with an outside organization, even if your participation did not violate policies and procedures (such as whether the activity would absorb a good part of your time, potentially affecting your performance at the Company).

What should I Do if I have an Opportunity to Serve on the Board of a Publicly Traded Company?

You may not serve on the governing board of any publicly traded companies without the prior written approval of TAM’s CCO or his/her delegate. Prior to granting any such approval, TAM’s CCO or his/her delegate will determine that such board service is consistent with the interests of Clients and shall ensure that appropriate “Information Barriers or Ethical Walls” or other procedures are in place to isolate such individual from persons making investment decisions involving the Company.

What is Involved in the Approval Process?

Outside business activity requests will be evaluated on a case-by-case basis and approval will be granted only if it is determined that the activity does not present a significant conflict of interest. To obtain written approval from TAM Compliance, you will provide the position sought, the reason service is desired, and any possible conflicts of interest known at the time of the disclosure. If any additional information is required, TAM Compliance will reach out to you.

If you receive authorization to serve as a director on an outside organization, you are expected to refrain from any direct (or indirect) involvement in the consideration by a Client of any purchase or sale for securities of that outside organization (or any affiliates of the outside organization) for which you serve as a director.

SECTION 10:   SANCTIONS

What Sanctions do I Face if I Violate the Code?

As a basic condition of your employment with the Company, you are expected to strictly comply with the provisions of the Code. Depending on the severity of the infraction, you may be subject to sanctions for violating the Code and related personal trading controls (e.g., failure to pre-clear transactions, report accounts, and submit statements and/or initial, quarterly and annual certification forms). Sanctions may include but are not limited to:

●	verbal or written warnings;

●	letters of reprimand;

●	suspension of access to Client information, websites, and/or software required for your position;

●	suspension of personal trading activity;

●	reversal of personal trade;

●	disgorgement and forfeiture of profits;

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

●	imposition of fine;
●	referral to the SEC;
●	suspension; and/or
●	termination of employment.

Who Receives Reports of Sanctions under the Code?

Repeated immaterial violations will be communicated to your supervisor,

Department Head and/or the CCO for corrective action. Material violations will be escalated to the CCO, Operational Risk Committee and/or Management Committee and may be subsequently reported to the Board of Directors of TAM and the Board of Trustees of the Funds as required.

SECTION 11:	REPORTING CODE VIOLATIONS AND WHISTLEBLOWER POLICY

The Company is committed to fostering a culture of compliance. If you have any questions or concerns or become aware of a violation or potential violation of the Code, you are required to report the matter.

You can report to any one of the following:

●	the CCO;
●	the Code of Ethics Administrator; and
●	any member of TAM Compliance.

You can report:

●	in person;
●	by telephone;
●	email TAM Compliance at TAMCompliance@transamerica.com;
●	written letter;
●	anonymously through Transamerica’s SHARE line at 1.866.263.7787; and
●	anonymously through Transamerica SHARE Intranet site: http://spa.us.aegon.com/corp/Share/Site Assets/Home.aspx.

All reported violations will be treated confidentially to the extent permitted by law and will be investigated promptly. Any problems identified during the review will be addressed in ways that reflect the Company’s fiduciary duty to its Clients.

Retaliation against any employee for reporting compliance-related issues is cause for appropriate corrective action up to and including termination of the retaliating employee.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Section 12:   Effective Dates

Revisions Dates:	July 1, 2015
July 14, 2017
October 15, 2020
June 1, 2021
September 1, 2022
November 1, 2023
August 30, 2024
February 21, 2025

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

APPENDIX A:  ADMINISTRATION OF THE CODE

Administrator of the Code

The CCO may delegate administrative responsibilities under this Code. To the extent feasible, Code of Ethics administrative functions should be segregated in such a manner that one administrator’s Code activities and violations are reviewed and addressed by another administrator. The CCO shall retain ultimate responsibility for the Code’s administration.

Lists of Supervised Persons and Access Persons

TAM Compliance shall update and maintain the lists of Supervised Persons and Access Persons and shall notify those persons of their Code obligations including their reporting obligations.

Code of Ethics Monitoring

The CCO or his/her delegate shall periodically review such reports, duplicate confirmations and account statements, and maintain copies thereof as required by this Code, with a view to identifying any pattern of personal securities transactions that suggests any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of such person’s position of trust and responsibility with TAM, its Clients, or the Funds.

Prior to making a determination that a violation has been committed by any person or that any personal securities transaction is otherwise problematic under the Code and the purposes thereof, such person shall be given an opportunity to supply additional explanatory material. The CCO or his/her delegate will review the reports in light of such factors that he deems appropriate, which may include, among other things:

●	An assessment of whether the Access Person followed any required internal procedures, such as pre-clearance;

●	A comparison of personal trading to any restricted investments; and

●	Periodically analyzing the Access Person’s trading for patterns that may indicate abuse, including market timing.

Maintaining Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Boards of the Funds and the Adviser, to any regulatory or self-regulatory authority or agency upon its request or as required by law or court or administrative order.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Code of Ethics Effectiveness

TAM Compliance will periodically test compliance with this Code and annually review the effectiveness of the Code’s implementation and make updates as deemed necessary.

Annual Compliance Certifications

TAM Compliance will reasonably ensure that employees subject to the Code receive a copy of the Code and sign the certification on an initial and annual basis, as well as for any material Code amendments.

Training

TAM Compliance will periodically educate and/or train Supervised Persons regarding the Code and their responsibilities thereunder.

Investigation of Violations

Upon learning of any violation or suspected Code violation, TAM Compliance shall promptly investigate any Code violations, including alleged and suspected violations, and take or prescribe appropriate actions to mitigate any conflicts of interest and to enforce the Code’s principles.

Hardship Exemptions

The policies set forth throughout the Code are intended to prescribe general standards of conduct and to address conflicts of interest. Based on specific circumstances and when deemed consistent with the spirit of the Code, TAM Compliance may grant hardship exemptions to certain code requirements. TAM Compliance will document its approval of these exemptions.

Code of Ethics Review and Updates

TAM Compliance will update the Code as necessary as compliance demands, changes in TAM’s business activities, or regulatory issues develop.

Annual Report to Boards of Funds

TAM Compliance will furnish a written report at least annually to the Boards of Trustees of the Funds (“Boards”) that summarizes the effectiveness of existing procedures for compliance with the Code, describes any issues arising under the Code since the last report (including, without limitation, reports of any material violations of the Code or its compliance procedures and any resulting sanctions), summarizes any changes in the procedures made during the past year, and identifies any recommended changes in existing restrictions or procedures based upon the Company’s experience with the Code or developments in applicable laws or regulations. The annual report must certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Quarterly Reports to Boards of Funds

TAM Compliance will report quarterly to the Boards of Trustees of the Funds with respect to any material violations requiring significant remedial action during the preceding calendar quarter. The quarterly report to the Board will also include a disclosure of any actual or potential conflicts of interest identified during the reporting period.

Approval and Amendments to the Code

Following the initial approval of the Code by the Boards, any material change to the Code must be approved or ratified by the Funds Board within six (6) months of such amendment. The Board must base its approval of any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Person from engaging in any conduct prohibited by Rule 17j-1 of the Investment Company Act and Rule 204A-1 of the Advisers Act. (Investment Company Act Rule 17j-1(c)(1)(ii))

Sub-Adviser Reporting

Sub-Adviser Code of Ethics – Each Sub-Adviser will adopt, maintain, and deliver to TAM Compliance a copy of, its code of ethics pursuant to Rule 17j-1 of the Investment Company Act. The Board will approve the Sub-Adviser’s code of ethics and base its approval on a determination that the code contains provisions reasonably necessary to prevent Sub-Adviser access persons from engaging in unlawful conduct prohibited by Rule 17j-1. As part of its consideration, the Board must receive a certification from the Sub-Adviser that it has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.

Sub-Adviser Amendments – Each Sub-Adviser will provide TAM Compliance a copy of all material amendments to its code of ethics for review and approval by the Boards of the Funds in accordance with Rule 17j-1. The CCO of the Funds will present material changes to the Boards of the Funds each quarter as they are reported to TAM Compliance.

Sub-Adviser Quarterly Reporting – Each Sub-Adviser will report to TAM Compliance on a quarterly basis any material violations to its code of ethics. The CCO of the Funds will present any reported material violations from the Sub-Advisers to the Boards.

Sub-Adviser Annual Certification – Each Sub-Adviser will certify on an annual basis to the Boards that the Sub-Adviser maintains a written Code of Ethics as required by Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act, and, further, that procedures have been put in place to reasonably prevent its access persons from violating the Sub-Adviser’s code of ethics.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

APPENDIX B:  BOOKS AND RECORDS

Records Maintained under the Code of Ethics

TAM Compliance will maintain the following records for at least five (5) years from the end of the fiscal year recorded (a minimum of two (2) years on-site) or for longer periods as may otherwise be prescribed.

1.	A copy of this Code and any other code of ethics adopted by the Company pursuant to Rule 204A-1 and Rule 17j-1 that has been in effect during the past five (5) years;

2.

A record of any violation of the Code, and any action taken in response to such violations shall be preserved for a period of no less than five (5) years from the end of the fiscal year in which the violation occurred;

3.	A record of all written acknowledgments for each person who is currently, or within the past five years was, a Supervised Person.

4.

A record of each report, including any brokerage confirmations and account statements submitted in lieu of these reports, made by an Access Person shall be preserved for a period of no less than five years from the end of the fiscal year in which it was made including:

a.	Initial Holdings Reports
b.	Annual Holdings Reports
c.	Quarterly Transaction Reports

5.

A record of the names of persons who are currently, or within the past five years were, Access Persons (or otherwise required to submit reports under a code of ethics), and a record of persons who are or were responsible for reviewing such reports.

6.

A record of any decision, and the reason supporting the decision, to approve participation by an Access Person who pre-clears in an Initial Public Offering or Limited Offering for at least five years after the end of the fiscal year in which the approval is granted;

7.	A record of all pre-clearance requests, supporting information, and disposition of such request;

8.	Other periodic Code of Ethics compliance reports, certifications, and approvals;

9.	Any other such record as may be required under the Code shall be preserved for a period of no less than five years from the end of the fiscal year in which it is generated.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Political Contribution Records Maintained under the Code

TAM Compliance will maintain all Certificates, Forms and other relevant documents required by the Political Contribution Rule and this Policy as part of the Company’s books and records. TAM will make and keep the following records, in a manner consistent with its current recordkeeping policies as required by Rule 204-2 of the Adviser’s Act:

1.	The names, titles, and business and residential addresses of all employees that the Company deems to be “covered associates” under the Political Contribution Rule.

2.	All contributions made, whether directly or indirectly, by TAM or any of its covered associates to an Official of a Government Entity.

3.	All payments made, whether directly or indirectly, by TAM or any of its covered associates to a political party of a state or political subdivision thereof, or to a Political Action Committee.

4.

All Government Entities to which TAM provides or has provided investment advisory services, or which are, or were, investors in any Fund or other covered investment pool to which TAM provides or has provided investment advisory services, in the past five years.

5.

The name and business address of each “regulated person” to whom TAM provides or agrees to provide, directly or indirectly, any payment to solicit a Government Entity for investment advisory services on TAM’s behalf.

Gifts and Entertainment Records Maintained under the Code

TAM Compliance will maintain any reports of Supervised Persons created under the Gifts and Entertainment Policy herein in a manner consistent with its current recordkeeping policies.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

APPENDIX C:  DEFINITION OF TERMS

The following definitions apply to the bold terms used throughout the Code:

Access Person means:

●	Every member of the Fund Boards of Trustees (see definition of Independent Trustees and Outside Trustees);
●	Every officer of the Funds;
●	Every director and officer of TAM;
●

Any officer or director of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of covered securities for any registered investment company for which the Distributor acts as the principal underwriter unless subject to a separate Rule 17j-1 code of ethics approved by the Board of Trustees;

●

Any Transamerica employee who, in connection with his or her regular functions or duties relating to TAM or the Funds, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities, or other advisory clients for which TAM provides investment advice, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

●

Any natural persons in a control relationship with one or more of the Funds or TAM who obtain information concerning recommendations made to such Funds or other Clients with regard to the purchase or sale of Reportable Securities, or whose functions or duties, as part of the ordinary course of their business, relate to the making of any recommendation to Funds or Clients regarding the purchase or sale of Reportable Securities; and

●

Any Supervised Person (which may include contractors or consultants) who has access to non-public information regarding Client securities transactions, research or portfolio holdings of any Funds or Clients.

(Advisers Act Rule 204A-1(e)(1))

Automatic Investment Plan means a Program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan. (Investment Company Act Rule 17j-1(a)(11), Advisers Act Rule 204A-1(e)(2))

Beneficial Ownership means when a person has or shares a direct or indirect pecuniary interest in Reportable Securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from the transaction. It is presumed that you have beneficial ownership interests in any account held individually or jointly, by you or by your Immediate Family Member sharing your household or domestic partner (or an unrelated adult with whom you share your home and contribute to each other’s support) including but not limited to family trusts and

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

family partnerships (Securities Exchange Act of 1934, Rule 16a-1; 17 CFR 240.16a-1). Generally, a person would be considered to be the beneficial owner of Reportable Securities held by such person’s spouse, minor children, a relative who shares such person’s home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such Reportable Securities benefits substantially equivalent to those of ownership. A person could be considered the beneficial owner of securities if that person can vest or re-vest title in such person now or in the future. (Advisers Act Rule 204A-1(e)(3))

Broker means a broker, dealer, bank, or other intermediary, including 401(k) and retirement plans, through whom an Access Person has Beneficial Ownership and/or transacts in or holds Reportable Securities.

CCO means the Chief Compliance Officer of TAM or the Funds.

Client means any entity (e.g., mutual fund, collective investment trust or corporation) or person for which TAM provides an investment advisory service or to which it has a fiduciary responsibility.

Code means this Code of Ethics administered and enforced by the CCO.

Company means collectively, Transamerica Asset Management, Inc., Transamerica Funds, and Transamerica Series Trust.

Contributions means any gift, subscription, loan, advance, or deposit of money or anything of value made for: (1) the purpose of influencing any election for Federal, State, or local office; (2) payment of debt incurred in connection with any such election; or (3) transition or inaugural expenses of the successful candidate for State or local office. (Advisers Act Rule 206(4)-5(f)(1))

Covered Account includes any account with a broker-dealer, investment adviser, bank or other financial institutions in which any Reportable Securities are held, or the account has the ability to hold Reportable Securities for the direct or indirect benefit of such Access Person.

De Minimis Transaction means a transaction that meets one of the following conditions: (1) a single transaction in an equity security with a value equal to or less than US $10,000 (or the local country equivalent) or (2) multiple transactions in equity securities within a five (5) business day window following the initial trade date (i.e., initial trade date plus five subsequent business days) that have an aggregate value equal to or less than US $10,000. Options on equity securities are not eligible for the De Minimis Transaction exemption.

Funds or TAM Funds means the Transamerica Funds or Transamerica Series Trust.

Government Entity means (1) all state and local governments, their agencies, authorities, and instrumentalities; (2) all public pension plans and other collective pool of assets sponsored or established by the state or local government or their agencies, authorities, or instrumentalities thereof, including a “defined benefit plan”, or a State general fund; (3) a plan or program of a

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

Government Entity; and (4) officers, agents or employees of the state or local government, their agencies, authorities or instrumentalities, acting in their official capacity. (Advisers Act 206(4)-5(f)(5))

Immediate Family Member means your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Independent Trustee(s) means a director/trustee of the Transamerica Funds or Transamerica Series Trust who is not considered to be an “interested person” of the Funds within the meaning of Section 2(a)(19)(A) of the Investment Company Act.

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Company Act means the Investment Company Act of 1940, as amended.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to SEC Rules 504, 505 or 506 under the Securities Act of 1933, including hedge funds or private equity funds or similar laws of non-U.S. jurisdictions.

Managed Account means an account where an Access Person has Beneficial Ownership but does not have the authority to exercise direct or indirect influence or control over the account. Typically, in these arrangements, the Access Person has assigned investment discretion authority to his/her Broker or investment adviser. For the avoidance of doubt, an Immediate Family Member cannot have discretion over any Managed Account.

Official or Government Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity, if the office: (1) Is directly or indirectly responsible for, or can influence, the outcome of, the hiring of an investment adviser by a Government Entity; or (2) Has authority to appoint any person who is directly or indirectly responsible for or can influence the outcome of, the hiring of an investment adviser by a Government Entity. (Advisers Act 206(4)-5(f)(6))

Outside Trustee(s) means a director/trustee of the Transamerica Funds or Transamerica Series Trust who is not employed by Transamerica and is considered to be an “interested person” of the Funds within the meaning of Section 2(a)(19)(A) of the Investment Company Act.

Reportable Security has the meaning set forth in Section 202(a)(18) of the Advisers Act and includes any derivative thereof, commodities, options or forward contracts. For example, Reportable Securities include any note, stock, treasury stock, security future, bond, debenture,

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Excluded from this definition are:

1.	Securities issued by the government of the United States;
2.	Short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the Investment Company Act;
3.	Shares issued by open-end funds that are not TAM Funds;
4.	Unit investment trusts that are invested exclusively in non-TAM Funds;
5.	Shares issued by money market funds; and
6.	Bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and such other instruments as may be designated from time to time by the CCO.

IMPORTANT	NOTES:

a.	Exchange-Traded Funds are covered under this definition of Reportable Security, and therefore are subject to the governing rules.
b.

Direct investment in Bitcoin or other crypto currencies are currently not covered under this definition of Reportable Security. However, as global regulators move closer to regulating them, the lack of prohibition and our position on pre-clearance and/or reporting, may change. (Advisers Act Rule 204A-1(e)(10))

Solicit means (1) With respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a Client for, or referring a Client to, an investment adviser; and (2) With respect to a contribution or payment, to communicate directly or indirectly for the purpose of obtaining or arranging a contribution or payment. Advisers Act 206(4)-5(f)(10))

Supervised Person means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Transamerica or TAM, or other person who provides (i) investment advice on behalf of TAM and (ii) is subject to the supervision and control of TAM with respect to activities that are subject to the Advisers Act or the Investment Company Act. (Advisers Act §202(a)(25))

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

TAM means Transamerica Asset Management, Inc.

TCL means Transamerica Capital, LLC.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics

APPENDIX D:  CONTACTS

Questions or Concerns about Policies or Situations:

TAM Code of Ethics Administrator: tamcoe@transamerica.com

Actual or Possible Violations of Policy:

TAM Code of Ethics Administrator: tamcoe@transamerica.com

SHARE Line:

●	anonymously through Transamerica’s SHARE line at 1.866.263.7787; and

●	anonymously through Transamerica SHARE Intranet site:

http://spa.us.aegon.com/corp/Share/SiteAssets/Home.aspx.

Transamerica Asset Management, Inc.

Transamerica Capital, LLC

Transamerica Family of Funds

Code of Ethics